UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement under the Securities Act of 1933

STERICYCLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3640402
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

28161 North Keith Drive, Lake Forest, Illinois 60045

(Address of principal executive offices, including zip code)

Stericycle, Inc. Canadian Employee Stock Purchase Plan

(Full title of the plan)

John P. Schetz

Executive Vice President and General Counsel

Stericycle, Inc.

28161 North Keith Drive, Lake Forest, Illinois 60045

(Name and address of agent for service)

(847) 367-5910

(Telephone number, including area code, of agent for service)

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☒Large accelerated filer☐Accelerated filer

☐Non-accelerated filer☐Smaller reporting company

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, par value $.01 per share	100,000	$73.34	$7,334,000	$851
(1)

The aggregate number of shares to be registered is subject to adjustment by reason of stock splits, stock dividends and other events pursuant to the anti-dilution provisions of the Stericycle, Inc. Canadian Employee Stock Purchase Plan. Accordingly, pursuant to Rule 416, this registration statement covers, in addition to the number of shares of common stock shown in the table above, an indeterminate number of shares of the registrant’s common stock that may become issuable by reason of such provisions.

(2)

Computed pursuant to Rule 457(c), in accordance with Rule 457(h)(1), on the basis of the average of the high and low reported sales price on November 9, 2016 of a share of the registrant’s common stock on The NASDAQ Global Select Market.

PART I
Information Required in the Section 10(a) Prospectus

Item 1.Plan Information

The information required by Item 1 is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

Item 2.Registrant Information and Employee Plan Annual Information

The information required by Item 2 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

PART II
Information Required in the Registration Statement

Item 3.Incorporation of Documents by Reference

The registrant incorporates by reference in this registration statement the following documents that the registrant has filed with the Securities and Exchange Commission (the “Commission”):

(a)the registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2015, as amended;

(b)All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between December 31, 2015 and the date of the filing of this Registration Statement (other than information contained in current reports on Form 8-K that is “furnished” but not “filed” for purposes of the Exchange Act); and

(c)the description of the registrant’s common stock, par value $.01 per share, contained in the registration statement on Form 8-A that the registrant filed on August 21, 1996, together with any amendment or report that the registrant may file for the purpose of updating this description.

All documents that the registrant files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of this registration statement but prior to the filing of a post-effective amendment which (i) indicates that all of the shares of the registrant’s common stock covered by this registration statement have been sold, or which (ii) deregisters all of the shares then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this registration statement from the respective dates of filing.

Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded to the extent that a statement in this registration statement, or in any document filed after the filing of this registration statement which is deemed to be incorporated by reference in this registration statement, modifies or supersedes the earlier statement. The earlier statement shall be deemed to be incorporated in this registration statement only as so modified or superseded.

Item 4.Description of Securities

This item is not applicable.

Item 5.Interests of Named Experts and Counsel

This item is not applicable.

Item 6.Indemnification of Directors and Officers

As permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”), the registrant’s Amended and Restated Bylaws (the “Bylaws”) provide that (i) the registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL (provided, however, that the registrant is required to provide indemnification with respect to a proceeding (or part thereof) initiated by one of such persons only if the proceeding (or part thereof) is authorized by the registrant’s board of directors), (ii) the registrant may, in its discretion, indemnify other persons as set forth in the DGCL, (iii) to the fullest extent permitted by the DGCL, the registrant is required to advance all expenses incurred by its directors and officers in connection with a legal proceeding (subject to certain exceptions) and (iv) the rights conferred in the Bylaws are not exclusive.

The registrant has entered into agreements with its directors and executive officers that require the registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts that such person becomes legally obligated to pay (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

By reason of directors’ and officers’ liability insurance that we maintain, our directors and officers are insured against actual liabilities, including liabilities under the federal securities laws, for acts or omissions related to the conduct of their duties.

Item 7.Exemption from Registration Claimed

This item is not applicable.

Item 8.Exhibits

Exhibit Number	Description of Exhibit

4.1

Amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-1 declared effective on August 22, 1996 (Registration No. 333-05665))

4.2	First certificate of amendment to amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed November 29, 1999)

4.3	Second certificate of amendment to amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.4 to the registrant’s annual report on Form 10-K for 2002)

4.4

Third certificate of amendment to amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.4 to the registrant’s registration statement on Form S-4 declared effective on October 10, 2007 (Registration No. 333-144613))

4.5

Fourth certificate of amendment to amended and restated certificate of incorporation (incorporated by reference to Exhibit 3(i).1 to the registrant’s quarterly report on Form 10-Q filed August 7, 2014)

4.6	Amended and restated bylaws (incorporated by reference to Exhibit 3(ii).1 to the registrant’s current report on Form 8-K filed June 1, 2016)

4.7	Stericycle, Inc. Canadian Employee Stock Purchase Plan (incorporated by reference to Exhibit A to the registrant’s Definitive Proxy Statement on Schedule 14A filed April 15, 2016)

5.1	Opinion of Sidley Austin LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Power of attorney (included under the caption “Power of Attorney” on the signature page to this registration statement)

Item 9.Undertakings

(a)The undersigned registrant hereby undertakes:

(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that undertakings (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those undertakings is contained in reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2)that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on November 15, 2016.

Stericycle, Inc.

By:	/s/ Daniel V. Ginnetti
Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer

Power of Attorney

Each person whose signature appears below who is then an officer or director of the registrant authorizes Charles A. Alutto, Daniel V. Ginnetti, Brent Arnold and John P. Schetz, or any one of them, with full power of substitution and resubstitution, to sign in his name and to file any amendments (including post-effective amendments) to this registration statement and all related documents necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in this registration statement (as it may be so amended) as Charles A. Alutto, Daniel V. Ginnetti, Brent Arnold and John P. Schetz, or any one of them, may deem appropriate, and to do and perform all other related acts and things necessary to be done.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Charles A. Alutto Charles A. Alutto	President and Chief Executive Officer and Director (Principal Executive Officer)	November 15, 2016
/s/ Daniel V. Ginnetti Daniel V. Ginnetti	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 15, 2016
/s/ Mark C. Miller Mark C. Miller	Executive Chairman of the Board of Directors	November 15, 2016
/s/ Jack W. Schuler Jack W. Schuler	Lead Director	November 15, 2016
/s/ Lynn D. Bleil Lynn D. Bleil	Director	November 15, 2016
/s/ Thomas D. Brown Thomas D. Brown	Director	November 15, 2016

/s/ Thomas F. Chen Thomas F. Chen	Director	November 15, 2016
/s/ Rod F. Dammeyer Rod F. Dammeyer	Director	November 15, 2016
/s/ William K. Hall William K. Hall	Director	November 15, 2016
/s/ John Patience John Patience	Director	November 15, 2016
/s/ Mike S. Zafirovski Mike S. Zafirovski	Director	November 15, 2016

EXHIBITS

Exhibit Number	Description of Exhibit

4.1

Amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-1 declared effective on August 22, 1996 (Registration No. 333-05665))

4.2	First certificate of amendment to amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed November 29, 1999)

4.3	Second certificate of amendment to amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.4 to the registrant’s annual report on Form 10-K for 2002)

4.4

Third certificate of amendment to amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.4 to the registrant’s registration statement on Form S-4 declared effective on October 10, 2007 (Registration No. 333-144613))

4.5

Fourth certificate of amendment to amended and restated certificate of incorporation (incorporated by reference to Exhibit 3(i).1 to the registrant’s quarterly report on Form 10-Q filed August 7, 2014)

4.6	Amended and restated bylaws (incorporated by reference to Exhibit 3(ii).1 to the registrant’s current report on Form 8-K filed June 1, 2016)

4.7	Stericycle, Inc. Canadian Employee Stock Purchase Plan (incorporated by reference to Exhibit A to the registrant’s Definitive Proxy Statement on Schedule 14A filed April 15, 2016)

5.1*	Opinion of Sidley Austin LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1*	Power of attorney (included under the caption “Power of Attorney” on the signature page to this registration statement)

_________________

*Filed herewith